UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 East 6th Street, Suite 900-145 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 998-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZ	The Nasdaq Global Select Market
Warrants, exercisable for shares of common stock	CORZW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously announced, Core Scientific, Inc. (f/k/a Power & Digital Infrastructure Acquisition Corp., the “Company”) consummated a business combination on January 19, 2022 (the “Closing”). In connection with the business combination, the Company’s board of directors (the “Board”) and stockholders approved and adopted the Second Amended and Restated Bylaws (the “Bylaws”). The Bylaws provide that, subject to certain exceptions, holders of (i) shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company issued in connection with the business combination, shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Core Shares”) and (ii) shares of Class B common stock that were designated as Common Stock in connection with the business combination (the “Founder Shares”), may not, among other things, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any such shares of Common Stock until the end of the Lock-Up Period (as defined in the Bylaws) (the “Bylaw Lock-Up Restrictions”). The Lock-Up Period runs until the earlier of one hundred eighty (180) days from the date of Closing for the Core Shares and one year from the date of Closing for the Founder Shares, or in each case upon the approval of the majority of the Board of the waiver of the Bylaw Lock-Up Restrictions. Additionally in connection with the business combination, the Company entered into contractual lock-up agreements (the “Lock-Up Agreements”) containing comparable lock-up restrictions with certain stockholders, officers and directors of the Company holding Core Shares and/or Founder Shares.

In order to provide for an orderly and measured flow of shares to the public markets, on February 24, 2022, the Board unanimously approved a complete waiver and release of the Bylaw Lock-Up Restrictions and the comparable lock-up restrictions pursuant to the Lock-Up Agreements, effective March 10, 2022 (the “Lock-Up Waiver”). As a result of the Lock-Up Waiver, 282,311,836 shares of Common Stock of the Company will be eligible for sale in the public market at the opening of trading on March 10, 2022 (subject to trading limitations on shares held by affiliates of the Company, compliance with securities laws, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policy).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: February 28, 2022

	By:	/s/ Todd M. DuChene
Name: Todd M. DuChene
Title: Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

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